                                                                    EXHIBIT S

               IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                         IN AND FOR NEW CASTLE COUNTY

                                     |
KENNETH STEINER, Individually and    |    Civil Action No. 15005
on behalf of all others similarly    |
situated                             |
                    Plaintiff        |          SUMMONS
                                     |
v.                                   |
                                     |
LEONARD J. FASSLER, EDWARD A.        |
KERBS, GERALD M. LeBOW,              |
GERALD A. POCH, ANTHONY P. TOWELL,   |
JAMES K. McCLEARY, RICHARD J.        |
WILLIAMS, AMERIDATA TECHNOLOGIES,    |
INC. AND GE CAPITAL SERVICES, INC.   |
                                     |
                   Defendants        |
                                     |
                                     |
                                     |
 THE STATE OF DELAWARE

 TO THE SPECIAL PROCESS SERVER

 YOU ARE COMMANDED:

      To Summon the above named defendants so that, within 20 days after service hereof upon defendants, exclusive of the day of service, defendants shall serve upon Joseph A. Rosenthal, Esquire, plaintiff's attorney whose address is Suite 1401, Mellon Bank Center, PO Box 1070, Wilm., DE an answer to the complaint.

      To serve upon defendants a copy hereof and of the complaint.


                                                /s/ Priscilla B. Rakestraw
                                                --------------------------
                                                   Register in Chancery

Dated May 21, 1996

TO THE ABOVE NAMED DEFENDANTS:

      In case of your failure, within 20 days after service hereof upon you, exclusive of the day of service, to serve on plaintiff's attorney named above an answer to the complaint, judgement by default will be rendered against you for the relief demanded in the complaint.


                                                /s/ Priscilla B. Rakestraw
                                                --------------------------
                                                   Register in Chancery

               IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                         IN AND FOR NEW CASTLE COUNTY



- - - - - - - - - - - - - - - - - - - - - x
                                        :
KENNETH STEINER, Individually and       :
On Behalf of All Others Similarly       :  Civil Action No. 15005
Situated,                               :
                                        :
                                        :
                   Plaintiff,           :  CLASS ACTION
                                        :  COMPLAINT
   - v. -                               :
                                        :
LEONARD J. FASSLER, EDWARD A.           :
KERBS, GERALD M. LeBOW, GERALD A.       :
POCH, ANTHONY P. TOWELL, JAMES K.      :
McCLEARY, RICHARD J. WILLIAMS,          :
AMERIDATA TECHNOLOGIES, INC. and GE     :
CAPITAL SERVICES, INC.                  :
                                        :
                   Defendants.          :
                                        :
- - - - - - - - - - - - - - - - - - - - - x



          Plaintiff alleges on information and belief, except

as to the allegations of paragraph 2 which are alleged on

knowledge, as follows:

          1.   Plaintiff brings this action as a class action

on behalf of himself and all other stockholders of AmeriData

Technologies, Inc. ("AmeriData" or the "Company")  who are

similarly  situated,  to  enjoin  certain  actions  of  the

defendants related to the proposed purchase of the outstanding shares of AmeriData stock by defendant GE Capital Services,

Inc.  ("GE").



                               PARTIES

          2.   Plaintiff is and has been at all relevant times

the owner of shares of AmeriData common stock.

          3.   (a)  Defendant  AmeriData,  a  corporation

organized  and existing under the  laws  of  the  State  of

Delaware,  provides  computer  products  and  services  to

commercial, governmental and educational users.  The Company also  designs,  manufactures  and  sells  public  alerting,

notification and emergency response systems for use in the

event of natural disasters.  As of March 31, 1996, AmeriData had approximately 22.1 million shares of common stock issued and outstanding held by 6,900 shareholders of record.

               (b)  AmeriData is named herein  as nominal

defendant in order to effectuate the relief sought.

          4.   (a)  Defendant Leonard J. Fassler ("Fassler")

is and was at all relevant times AmeriData's Co-Chairman.

Fassler is also President of Sage Equities, Inc., a private

investment company.

               (b)  Defendant James K. McCleary ("McCleary")

it and was at all relevant times AmeriData's Co-Chairman and

Co-President.

               (c)  Defendant Gerald A. Poch ("Poch") is and

was at all relevant times AmeriData's Co-Chairman, Co-

President and Chief Executive Officer.

               (d)  Defendant Gerald M. LeBow ("LeBow") is and


was  at  all  relevant  times  AmeriData'a  Executive  Vice

President, General Manager and a director.

               (e)  Defendants  Edward  A.  Kerbs  ("Kerbs")

Anthony  P.  Towell  ("Towell")  and  Richard  J. Williams

 ("Williams") are and were at all relevant times directors of

AmeriData.  Defendant Williams is also a principal of Triumph

Connecticut Limited Partnership ("TCLP") an entity which has invested in the Company.

          5.   Defendant GE is a New York corporation and a

wholly-owned subsidiary of General Electric Company, which

through General Electric Pension Trust owns 2,101,404 shares of AmeriData common stock representing 9.7% of the Company's outstanding common stock.  GE is named herein as an aider and abettor of the individual defendants'  breach of fiduciary

duty.

          6.   By  virtue  of  the  individual  defendants'

positions  as  directors  and  officers  of  AmeriData,  said defendants were and are in a fiduciary relationship with

plaintiff and the other public stockholders of the Company,

and owe to plaintiff and the other members of the Class the

highest obligations of good faith and fair dealing.


                   CLASS ACTION ALLEGATIONS

          7.   Plaintiff brings this action for declaratory,

injunctive and other relief on his own behalf and as a class action, pursuant to Rule 23 of the Rules of the Court of


Chancery and on behalf of all common stockholders of AmeriData

(except  defendants  herein  and  any person,  firm,  trust,

corporation or other entity related to or affiliated with any of the defendants) or their successors in interest, who are

being deprived of the opportunity to maximize the value of their AmeriData shares by the wrongful acts of the defendants as described herein.

          8.   This action is properly maintainable as a class

action for the following reasons:

                (a)  The  Class  of  stockholders  for  whose

benefit this action it brought is so numerous that joinder of all Class members is impracticable.  There are more than 9

million common shares of AmeriData outstanding,  owned by

thousands of stockholders.  Members of the Class are scattered throughout the United States.

                (b)  There are questions of law and fact which

are common to members of the Class and which predominate over all questions affecting only individual members,  including

whether the defendants have breached the fiduciary duties owed by them to plaintiff and members of the Class by reason of the acts described herein.

                (c)  The claims of plaintiff are typical of the

claims of the other members of the Class and plaintiff has no interests that are adverse or antagonistic to the interests of the Class.

                (d)  Plaintiff is committed to the vigorous


prosecution of this action and has retained competent counsel

experienced in  litigation of  this  nature.   Accordingly,

plaintiff is an adequate representative of the Class and will fairly and adequately protect the interests of the Class.

               (e)  The prosecution of separate actions by

individual members  of  the Class would create  a risk of

inconsistent  or  varying  adjudications  with  respect  to

individual members of the Class and establish incompatible

standards of conduct for the party opposing the Class.

               (f)  Defendants have acted and are about to act

on grounds generally applicable to the Class, thereby making appropriate final  injunctive or corresponding declaratory

relief with respect to the Class as a whole.



                      FACTUAL BACKGROUND

           9.  On or about May 20, 1996, GE announced that it

has entered into a definitive agreement to acquire AmeriData.

Pursuant to the terms of the agreement, GE will pay $16 cash per share for each share of AmeriData common stock  (the

"Transaction").

          10.  The Transaction will be effected in two steps,

commencing with a tender offer by GE for  the  Company's

outstanding common stock at $16 cash per share.  Shares not

purchased in the tender offer will be acquired in a subsequent merger at $16 per share.


          11.  The market price of AmeriData closed at $15 3/8

per share on the trading day prior to the announcement of the

Transaction.

          12.  AmeriData just released, on May 14, 1996, its

financial results for the quarter ended March 31, l996, which results were outstanding.  The Company reported revenues of

$452,799,000 and net income of $3,451,000 or $0.15 per share,

compared with revenues of $274,901,000 and net income of

$1,604,000 or $0.08 per share for the same period in 1995.

The news propelled the Company's stock to close at $15 3/8 per share by May 17, 1996.

          13.  Additionally,  on April  1,  1996,  AmeriData

confirmed to the investment community that it expected to

record revenue of  $2  billion for the 1996  fiscal year,

exclusive of additional acquisitions in 1996.

          14.  AmeriData's growth has been fueled in part by

the acquisition of nearly 36 smaller re-sellers and service

companies over the past few years.  In fact, in January 1996,

the Company, in a stock swap, purchased Brenner Technology,

Inc., a company which provides consulting services in the New

York City area.  Thus, the market has yet to fully absorb all the information about the Company,  and the corresponding

impact which this news will have on AmeriData's future trading price.

          15.  By virtue of its ownership in AmeriData, GE has


been privy to material non-public information concerning

AmeriData's  business,  products  and  financial  results.

Accordingly,  GE  has,  in  part  based  upon  non-public

information,  positioned itself to purchase the remaining

interest in AmeriData at an unreasonably low and unfair price,

to  the  detriment  of  plaintiff  and  the  other  public

stockholders of the Company.

          16.  The Transaction, if consummated, will transfer

control of AmeriData and its valuable assets and businesses

from  its  present  stockholders  to  GE.    The  individual

defendants are obligated in connection with any contemplated transfer of such control of AmeriData to seek to maximize

shareholder value by such means as an auction, active market check or other exploration of strategic alternatives under the

circumstances.   The individual defendants have failed to

implement such procedures for the maximization of shareholder value and are permitting the transfer of control of AmeriData and its assets at a value which fails to reflect the long-term value of its stock given the positive trends AmeriData has

shown, as described above.  Defendants have not engaged in any effort to solicit competing bids for the Company or to explore other  strategic  alternatives  involving  other  potential

parties.

          17.  If consummated, the merger agreement will deny

Class members their right to share proportionately in the true value of AmeriData's valuable assets, profitable businesses


and future growth.

          18.  The actions taken by the individual defendants

are in gross disregard of their fiduciary duties owed to

plaintiff and the other members of the Class

          19.  AmeriData  knowingly aided  and  abetted  the

breaches  of  fiduciary  duty  committed  by  the  individual

defendants complained of herein.   Indeed,  the Transaction
between AmeriData and GE could not take place without the

knowing participation of AmeriData.

          20.  Plaintiff and the other members of the Class

will suffer irreparable injury unless the Transaction is

enjoined.

          21.  Plaintiff and the Class have no adequate remedy

at law.

          WHEREFORE,  plaintiff  demands  judgment  and

preliminary and permanent relief, including injunctive relief,

in his favor and in favor of the Class and against defendants as follows:

         A.    Declaring  that  this  action  is properly

maintainable as a class action, and certifying plaintiff as

class representative;

         B.   Enjoining the Transaction;

         C.   Ordering the individual defendants to carry out

their fiduciary duties to plaintiff and other members of the

Class by announcing their intention to:


                     (i)  cooperate fully with any person or entity,

having a bona fide interest in proposing any transaction which would maximize shareholder value, including, but not limited to, a buyout or takeover of the Company;

                     (ii)  undertake an appropriate evaluation of

AmeriData's worth as a merger acquisition candidate;

                (iii)  take all appropriate steps to enhance

AmeriData's value and attractiveness as a merger/acquisition candidate;

                (iv)   take all appropriate steps to effectively

expose AmeriData to the market place to create an active

auction of AmeriData;

                (v)  act independently so that the interests of

AmeriData's public shareholders will be protected; and

                (vi)  adequately ensure that no conflicts of

interest  exist  between  the  individual  defendants'  own

interests  and  their  fiduciary  obligation  to  maximize

shareholder value or, if such conflicts exist, ensure that all conflicts are resolved in the best interests of AmeriData's

public shareholders.

         D.    Awarding plaintiff and the Class rescissory

damages, if the Transaction is consummated before judgment,

and compensatory damages;

         E.    Awarding plaintiff the costs and disbursements

of this action, including reasonable attorneys' and experts'


fees; and

         F.    Granting such other and further relief as this

Court may deem just and proper.

Dated:  May 20, 1996

                              ROSENTHAL, MONHAIT, GROSS
                                   & GODDESS, P.A.



                              By: /s/ Authorized Signature
                              -----------------------------
                              Mellon Bank Center, Suite 1401
                              919 North Market Street
                              Wilmington, Delaware 18801
                              (302) 656-4433
                              Attorneys for Plaintiff

OF COUNSEL:

GOODKIND LABATON RUDOFF & SUCHAROW
100 Park Avenue
New York, New York  10017
(212) 907-0700

               IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                         IN AND FOR NEW CASTLE COUNTY

                                     |
KENNETH STEINER, Individually and    |    Civil Action No. 15005
on behalf of all others similarly    |
situated                             |
                    Plaintiff        |    SUMMONS PURSUANT
                                     |    TO 10 DEL.C. SECTION 3114
   v.                                |
                                     |
LEONARD J. FASSLER, EDWARD A.        |
KERBS, GERALD M. LeBOW,              |
GERALD A. POCH, ANTHONY P. TOWELL,   |
JAMES K. McCLEARY, RICHARD J.        |
WILLIAMS, AMERIDATA TECHNOLOGIES,    |
INC. AND GE CAPITAL SERVICES, INC.   |
                                     |
                   Defendants        |
                                     |
                                     |
                                     |
 THE STATE OF DELAWARE

 TO THE                  SPECIAL PROCESS SERVER

 YOU ARE COMMANDED:



        To Summon the above named individual defendants by service pursuant to 10 Del. C. Section 3114 upon their designated agent for service of process in Delaware, The Prentice-Hall Corporation Systems, Inc. being the registered agent for Ameridata Technologies, Inc., a Delaware corporation, so that within the time required by law, such defendants shall serve upon Joseph A. Rosenthal, Esquire, plaintiff's attorney whose address is Suite 1401, PO Box 1070, Wilm., DE an answer to the complaint.

     To serve upon defendants a copy hereof, of the complaint and of a statement of plaintiff filed pursuant to Chancery Court Rule 4(dc) ( l ).

                                               /s/ Priscilla B. Rakestraw
                                               --------------------------
Dated May 21, 1996                             Register in Chancery

TO THE ABOVE NAMED DEFENDANTS:

        In case of your failure, within the time permitted by l0 Del. C.
Section 3114*, to serve on plaintiff's attorney named above an answer to the complaint, judgment by default may be rendered against you for the relief demanded in the complaint.



                                           /s/ Priscilla B. Rakestraw
                                           -------------------------
                                            Register in Chancery

*The text of 10 Del. C. Section 3114 is set out on the reverse of this Summons.

CIVIL ACTION NO. 15005

KENNETH STEINER

Plaintiff

v.

LEONARD J. FASSLER, ET AL

Defendant

SUMMONS

1. Leonard J. Fassler
2. Edward A. Kerbs
3. Gerald M. LeBow
4. Gerald A. Poch
5. Anthony P. Towell
6. James K. McCleary
7. Richard J. Williams
by serving the registered agent for Ameridata Technologies, Inc.
The Prentice-Hall Corporation Systems, Inc.
c/o The Corporation Service Company
1013 Centre Road
Wilmington, De

SERVICE TO BE COMPLETED BY SPECIAL PROCESS SERVER

Section 3114. Service of process on non-resident directors, trustees or members of the governing body of Delaware corporations.
   (a) Every non-resident of this State who after September 1, 1977, accepts election or appointment as a director, trustee or member of the governing body of a corporation organized under the laws of this State or who after June 30, 1978, serves in such capacity and every resident of this State who so accepts election or appointment or serves in such capacity and thereafter removes his residence from this State shall, by such acceptance or by such service, be deemed thereby to have consented to the appointment of the registered agent of such corporation (or, if there is none, the Secretary of State) as his agent upon whom service of process may be made in all civil actions or proceedings brought in this State, by or on behalf of, or against such corporation, in which such director, trustee or member is a necessary or proper party, or in any action or proceeding against such director, trustee or member for violation of his duty in such capacity, whether or not he continues to serve as such director, trustee or member at the time suit is commenced. Such acceptance or service as such director, trustee or member shall be a signification of the consent of such director, trustee or member that any process when so served shall be of the same legal force and validity as if served upon such director, trustee or member within this State and such appointment of the registered agent (or, if there is none, Secretary of State) shall be irrevocable.
   (b) Service of process shall be effected by serving the registered agent (or, if there is none, the Secretary of State) with 1 copy of such process in the manner provided by law for service of writs of summons. In addition, the Prothonotary or the Register in Chancery of the court in which the civil action or proceeding is pending shall, within 7 days of such service, deposit in the United States mails, by registered mail, postage prepaid, true and attested copies of the process, together with a statement that service is being made pursuant to this section, addressed to such director, trustee or member at the corporation's principal place of business and at his residence address as the same appears on the records of the Secretary of State, or, if no such residence address appears, at his address last known to the party desiring to make such service.
   (c) In any action in which any such director, trustee or member has been served with process as hereinabove provided, the time in which a defendant shall be required to appear an file a responsive pleading shall be computed from the date of mailing by the Prothonotary or the Register in Chancery as provided in subsection (b) of this section; however, the court in which such action has been commenced may order such continuance or continuances as may be necessary to afford such director, trustee or member reasonable opportunity to defend the action.
   (d) Nothing herein contained limits or affects the right to serve process in any other manner now or hereafter provided by law. This section is an extension of and not a limitation upon the right otherwise existing of service of legal process upon non-residents.
   (e) The Court of Chancery and the Superior Court may make all necessary rules respecting the form of process, the manner of issuance and return thereof and such other rules which may be necessary to implement this section and are not inconsistent with this section (61 Del. Laws, c. 119, Section 1.)




          IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                    IN AND FOR NEW CASTLE COUNTY



- - - - - - - - - - - - - - - - - - - - - x
                                        :
KENNETH STEINER, Individually and       :
On Behalf of All Others Similarly       :  Civil Action No. 15005
Situated,                               :
                                        :
                                        :
                   Plaintiff,           :  CLASS ACTION
                                        :  COMPLAINT
   - v. -                               :
                                        :
LEONARD J. FASSLER, EDWARD A.           :
KERBS, GERALD M. LeBOW, GERALD A.       :
POCH, ANTHONY P. TOWELL, JAMES K.       :
McCLEARY, RICHARD J. WILLIAMS,          :
AMERIDATA TECHNOLOGIES, INC. and GE     :
CAPITAL SERVICES, INC.                  :
                                        :
                   Defendants.          :
                                        :
- - - - - - - - - - - - - - - - - - - - - x





              Plaintiff alleges on information and belief, except

    as to the allegations of paragraph 2 which are alleged on

    knowledge, as follows:

              1. Plaintiff brings this action as a class action

    on behalf of himself and all other stockholders of AmeriData

    Technologies,  Inc.  ("AmeriData" or the "Company")  who are

    similarly  situated,  to  enjoin  certain  actions  of  the defendants related to the proposed purchase of the outstanding shares of AmeriData stock by defendant GE Capital Services,

    Inc. ("GE").

                              PARTIES


              2.   Plaintiff is and has been at all relevant times

the owner of shares of AmeriData common stock.

           3.   (a)  Defendant  AmeriData,  a  corporation

 organized and existing under  the  laws  of  the  State  of

 Delaware,  provides  computer products  and  services  to

 commercial, governmental and educational users.  The Company also  designs,  manufactures  and  sells  public  alerting,

 notification and emergency response systems for use in the

 event of natural disasters.  As of March 31, 1996, AmeriData had approximately 22.1 million shares of common stock issued and outstanding held by 6,900 shareholders of record.

                 (b)  AmeriData is named herein as a nominal

 defendant in order to effectuate the relief sought.

           4.   (a)  Defendant Leonard J. Fassler ("Fassler")

 is and was at all relevant times AmeriData's Co-Chairman.

 Fassler is also President of Sage Equities, Inc., a private investment company.

                 (b)  Defendant James K. McCleary ("McCleary")

  is and was at all relevant times AmeriData's Co-Chairman and

  Co-President.

                 (c)  Defendant Gerald A. Poch ("Poch") is and

 was  at  all  relevant  times  AmeriData's  Co-Chairman,  Co-

 President and Chief Executive Officer.

                 (d)  Defendant Gerald M. LeBow ("LeBow") is and

 was  at  all  relevant  times  AmeriData'a  Executive  Vice

 President, General Manager and a director.


                 (e)  Defendants  Edward  A.  Kerbs  ("Kerbs")

 Anthony  P.  Towell  ("Towell")  and  Richard  J.  Williams

("Williams") are and were at all relevant times directors of

AmeriData.  Defendant Williams is also a principal of Triumph

Connecticut Limited Partnership ("TCLP") an entity which has invested in the Company.

          5.   Defendant GE is a New York corporation and a

wholly-owned subsidiary of General Electric Company, which

through General Electric Pension Trust owns 2,101,404 shares of AmeriData common stock representing 9.7% of the Company's outstanding common stock.  GE is named herein as an aider and abettor of the individual defendants'  breach of fiduciary

duty.

          6.   By  virtue  of  the  individual  defendants'

positions  as  directors  and officers  of  AmeriData,  said defendants were and are in a fiduciary relationship with

plaintiff and the other public stockholders of the Company,

and owe to plaintiff and the other members of the Class the

highest obligations of good faith and fair dealing.


                   CLASS ACTION ALLEGATIONS

          7.   Plaintiff brings this action for declaratory,

injunctive and other relief on his own behalf and as a class action, pursuant to Rule 23 of the Rules of the Court of

Chancery and on behalf of all common stockholders of AmeriData


(except  defendants  herein  and  any person,  firm,  trust,

corporation or other entity related to or affiliated with any of the defendants) or their successors in interest, who are

being deprived of the opportunity to maximize the value of their AmeriData shares by the wrongful acts of the defendants as described herein.

          8.   This action is properly maintainable as a class

action for the following reasons:

                     (a)  The  Class  of  stockholders  for  whose

benefit this action is brought is so numerous that joinder of all Class members is impracticable.  There are more than 9

million common shares of AmeriData outstanding,  owned by

thousand of stockholders.  Members of the Class are scattered throughout the United States.

                     (b)  There are questions of law and fact which

are common to members of the Class and which predominate over all questions affecting only individual members,  including

whether the defendants have breached the fiduciary duties owed by them to plaintiff and members of the Class by reason of the acts described herein.

                     (c)  The claims of plaintiff are typical of the

claims of the other members of the Class and plaintiff has no interests that are adverse or antagonistic to the interests of the Class.
                     (d)  Plaintiff it committed to the vigorous

prosecution of this action and has retained competent counsel


experienced in  litigation of  this nature.   Accordingly,

plaintiff is an adequate representative of the Class and will fairly and adequately protect the interests of the Class.

                   (e)  The prosecution of separate actions by

individual members of the Class would create a risk of

inconsistent  or  varying  adjudications  with  respect  to

individual members of the Class and establish incompatible

standards of conduct for the party opposing the Class.

                   (f)  Defendants have acted and are about to act

on grounds generally applicable to the Class, thereby making appropriate final injunctive or corresponding declaratory

relief with respect to the Class  as a  whole.


                     FACTUAL BACGROUND

           9.  On or about May 20, 1996, GE announced that it

has entered into a definitive agreement to acquire AmeriData.

Pursuant to the terms of the agreement, GE will pay $16 cash per share for each share of AmeriData common stock  (the

"Transaction" ).

          10.  The Transaction will be effected in two steps,

commencing with a tender offer by GE  for the Company's

outstanding common stock at $16 cash per share.  Shares not

purchased in the tender offer will be acquired in a subsequent merger at $16 per share

          11.  The market price of AmeriData closed at $15-3/8


per share on the trading day prior to the announcement of the

Transaction.

          12.  AmeriData just released, on May 14, 1996, its

financial results for the quarter ended March 31, 1996, which results were outstanding.  The Company reported revenues of

$452,799,000 and net income of $3,451,000 or $0.15 per share,

compared with revenues of $274,901,000 and net income of

$1,604,000 or $0.08 per share for the same period in 1995.

The news propelled the Company's stock to close at $15 3/8 per share by May 17, 1996.

          13.  Additionally,  on April  1,  1996,  AmeriData

confirmed to the investment community that it expected to

record revenue of $2 billion for the 1996  fiscal year,

exclusive of additional acquisitions in 1996.

          14.  AmeriData's growth has been fueled in part by

the acquisition of nearly 36 smaller re-sellers and service

companies over the past few years.  In fact, in January 1996,

the Company, in a stock swap, purchased Brenner Technology,

Inc., a company which provides consulting services in the New

York City area.  Thus, the market has yet to fully absorb all the information about the Company,  and the corresponding

impact which this news will have on AmeriData's future trading price.

          15.  By virtue of its ownership in AmeriData, GE has

been privy to material non-public information concerning


AmeriData's  business,  products  and  financial  results.

Accordingly,  GE  has,  in  part  based  upon  non-public

information,  positioned itself to purchase the remaining

interest in AmeriData at an unreasonably low and unfair price,

to  the  detriment  of  plaintiff  and  the  other  public

stockholders of the Company.

          16.  The Transaction, if consummated, will transfer

control of AmeriData and its valuable assets and businesses

from  its  present  stockholders  to  GE.    The  individual

defendants are obligated in connection with any contemplated transfer of such control of AmeriData to seek to maximize

shareholder value by such means as an auction, active market check or other exploration of strategic alternatives under the

circumstances.   The  individual defendants have  failed to

implement such procedures for the maximization of shareholder value and are permitting the transfer of control of AmeriData and its assets at a value which fails to reflect the long-term value of its stock given the positive trends AmeriData has

shown, as described above.  Defendants have not engaged in any effort to so1icit competing bids for the Company or to explore other  strategic  alternatives  involving  other  potential

parties.

          17.  If consummated, the merger agreement will deny

Class members their right to share proportionately in the true value of AmeriData's valuable assets, profitable businesses


and future growth.

          18.  The actions taken by the individual defendants

are in gross disregard of their fiduciary duties owed to

plaintiff and the other members of the Class.

          19.  AmeriData  knowingly aided  and  abetted  the

breaches  of  fiduciary duty  committed  by  the  individual

defendants complained of herein.   Indeed,  the Transaction
between AmeriData and GE could not take place without the

knowing participation of AmeriData.

          20.  Plaintiff and the other members of the Class

will suffer irreparable injury unless the Transaction is

enjoined.

          21.  Plaintiff and the Class have no adequate remedy

at law.

          WHEREFORE,  plaintiff  demands  judgment  and

preliminary and permanent relief, including injunctive relief,

in his favor and in favor of the Class and against defendants as follows:

         A.    Declaring  that  this  action  is  properly

maintainable as a class action, and certifying plaintiff as

class representative;

         B.    Enjoining the Transaction;

         C.    Ordering the individual defendants to carry out

their fiduciary duties to plaintiff and other members of the


Class by announcing their intention to:

               (i)  cooperate fully with any person or entity,

having a bona fide interest in proposing any transaction which would maximize shareholder value, including, but not limited to, a buyout or takeover of the Company;

               (ii)  undertake an appropriate evaluation of

AmeriData's worth as a merger/acquisition candidate;

                (iii)  take all appropriate steps to enhance

AmeriData's value and attractiveness as a merger/acquisition candidate;

                (iv)  take all appropriate steps to effectively

expose AmeriData to the market place to create an active

auction of AmeriData;

                (v)  act independently so that the interests of

AmeriData's public shareholders will be protected; and

                (vi)  adequately ensure that no conflicts of

interest  exist  between  the  individual  defendants' own

interests  and  their  fiduciary  obligation  to  maximize

shareholder value or, if such conflicts exist, ensure that all conflicts are resolved in the best interests of AmeriData's

public shareholders.

         D.    Awarding plaintiff and the Class rescissory

damages, if the Transaction is consummated before judgment,

and compensatory damage;

         E.    Awarding plaintiff the costs and disbursements


of this action, including reasonable attorneys' and experts'

fees; and

         F. Granting such other and further relief as this Court may deem just and proper.
Dated:  May 20, 1996

                              ROSENTHAL, MONHAIT, GROSS
                                  & GODDESS, P.A.



                              By: /s/ Authorized Signature
                                 -----------------------------
                                 Mellon Bank Center, Suite 1401
                                 919 North Market Street
                                 Wilmington, Delaware 18801
                                 (302) 656-4433
                                 Attorneys for Plaintiff

OF COUNSEL:

GOODKIND LABATON RUDOFF & SUCHAROW
100 Park Avenue
New York, New York  10017
(212) 907-0700


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